As filed with the Securities and Exchange Commission on January 30, 2014

Reg. No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	58-1642750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CytRx Corporation

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven A. Kriegsman

President and Chief Executive Officer

CytRx Corporation

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(310) 826-5648

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Benjamin S. Levin General Counsel CytRx Corporation 11726 San Vicente Boulevard, Suite 650 Los Angeles, California 90049 Telephone: (310) 826-5648 Facsimile: (310) 826-6139	Dale E. Short TroyGould PC 1801 Century Park East, Suite 1600 Los Angeles, California 90067 Telephone: (310) 789-1259 Facsimile: (310) 789-1459

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-185308)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock, par value $.001 per share	$14,825,000	$1,909.46

(1)	The Registrant previously registered securities with a proposed maximum aggregate offering price of $100,000,000 on a Registration Statement on Form S-3 (File No. 333-185308) filed by the Registrant on December 6, 2012 and declared effective by the Securities and Exchange Commission on December 21, 2012. In accordance with Rule 462(b) under the Securities Act, an additional amount of common stock having a proposed maximum aggregate offering price of $14,825,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Registration Statement on Form S-3 (File No. 333-185308). In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Registration Statement on Form S-3 (File No. 333-185308) exceed that registered under such Registration Statements.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

CytRx Corporation, a Delaware corporation (the “Company”), is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-185308) filed by the Company on December 6, 2012 and declared effective by the SEC on December 21, 2012 (the “Prior Registration Statement”). The Company is filing this Registration Statement for the sole purpose of increasing by $14,825,000 the maximum aggregate offering price of common stock registered under the Prior Registration Statement.

The contents of the Prior Registration Statement, including the prospectus contained therein, and any and all prospectus supplements and all exhibits thereto, are incorporated by reference into this Registration Statement in their entirety and are deemed to be part of this Registration Statement.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-3 (File No. 333-185308), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith or incorporated herein by reference:

Exhibit No.	Description

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (included in Exhibit 5.1)

23.2	Consent of BDO USA, LLP

24.1	Powers of Attorney (included in registrant’s Registration Statement on Form S-3 (File No. 333-185308) filed with the SEC on December 6, 2012 and incorporated herein by reference

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on January 30, 2014.

CYTRX CORPORATION

By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ STEVEN A. KRIEGSMAN Steven A Kriegsman	President and Chief Executive Officer and Director (principal executive officer)	January 30, 2014

/s/ JOHN Y. CALOZ John Y. Caloz	Chief Financial Officer and Treasurer (principal financial and accounting officer)	January 30, 2014

/s/ LOUIS J. IGNARRO* Louis J. Ignarro, Ph.D.	Director	January 30, 2014

/s/ MAX LINK* Max Link	Director	January 30, 2014

/S/ JOSEPH RUBINFELD* Joseph Rubinfeld	Director	January 30, 2014

/s/ MARVIN R. SELTER* Marvin R. Selter	Director	January 30, 2014

/s/ RICHARD L. WINNEKAMP* Richard L. Winnekamp	Director	January 30, 2014

*By:	/s/ Steven A. Kriegsman
Name: Steven A. Kriegsman
Title: Attorney-in-fact

II-2

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Description

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (included in Exhibit 5.1)

23.2	Consent of BDO USA, LLP

24.1	Powers of Attorney (included in registrant’s Registration Statement on Form S-3 (File No. 333-185308) filed with the SEC on December 6, 2012 and incorporated herein by reference

II-3